UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2019

YogaWorks, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38151	47-1219105
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5780 Uplander Way

Culver City, CA 90230

(Address of principal executive offices)

Registrant’s telephone number, including area code: (310) 664-6470

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock $0.001 par value	YOGA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

YogaWorks, Inc., a Delaware corporation (the “Company”) held its annual meeting of stockholders on June 20, 2019. The final voting results relating to the matters voted on at the 2019 annual meeting of stockholders are set forth below.

Proposal 1.	Election of Class II Directors

Stockholders elected the following Class II directors to the Board of Directors of the Company to serve until the 2022 annual meeting of stockholders and until their respective successors have been duly elected and qualified:

Nominee	For	Withheld	Broker Non-Votes
Brian T. Cooper	11,873,851	54,288	3,446,373
Rosanna C. McCollough	11,840,160	87,979	3,446,373

Proposal 2.	Ratification of the Company’s Independent Registered Public Accounting Firm

Stockholders ratified the appointment of BDO USA, LLP as the independent registered public accounting firm of the Company for the fiscal year ended December 31, 2019, in accordance with the voting results listed below:

For	Against	Abstain
15,319,546	34,279	20,687

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YogaWorks, Inc.

Date: June 25, 2019	By:	/s/ Vance Chang
Vance Chang
Chief Financial Officer